  Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2009 relating to the consolidated financial statements, which appears on page F-2 of the Annual Report of Advance Nanotech, Inc. on Form 10-K for the year ended December 31, 2008, and to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Mendoza Berger & Company, LLP

MENDOZA BERGER & COMPANY, LLP

Irvine, California
July 9, 2009